EXHIBIT 99.2

TPT Global Tech VuMe Live Super App Announces E-Learning Partnership

Topic: Partnerships

Thursday, 06 March 2025 08:45 AM

Agreement With HillmanTok University Opens The Door To

Over 350,000 Registered Online Students Worldwide

SAN DIEGO, CALIFORNIA / ACCESS Newswire / March 6, 2025 / TPT Global Tech, Inc. (OTC:TPTW) has signed an agreement to bring HillmanTok's fast-online education platform to the VüMe LiveSuper App. This strategic move provides HillmanTok's more than 350,000 registered students with a next-generation digital learning environment that fosters interactive engagement, secure content delivery, and global accessibility. Users will be able to access the e-learning content in the VüMe Live Super App , now in the Apple Store and Google Play stores in Beta testing.

HillmanTok University quickly gained popularity on Tik Tok, drawing millions of viewers to classes ranging from Forensic Pathology to Raising Chickens for a Sustainable Future. However, despite its rapid success, HillmanTok faced increasing challenges on TikTok, including security risks, account hacking incidents, content limitations, and concerns over the platform's uncertain future in the U.S.. The need for a more stable, feature-rich, and scalable solution led HillmanTok's leadership to seek a new home at VüMe Live which can better support its expanding educational community.

By transitioning to the VüMe Live Super App , HillmanTok University will now operate within a secure, U.S. based digital ecosystem designed for online education, global collaboration, and corporate training. Unlike TikTok's restrictive 10-minute video format, VüMe Live provides Live Rooms, an interactive virtual space that enables real-time engagement between educators and students. VüMe Live's long form streaming capabilities will allow instructors to deliver extended lectures, interactive Q&A sessions, and immersive learning experiences without the constraints of short video limits.

www.vumesuperapp.com

The move provides enhanced monetization opportunities for VüMe Live as well as for HillmanTok's faculty who will now be able to generate revenue through course subscriptions, premium content, pay-per-view masterclasses, and sponsorships, creating a more sustainable business model for online education.

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According to Stephen J. Thomas III, CEO of TPT Global Tech, the partnership between VüMe Live and HillmanTok represents a significant step forward in the evolution of online learning. "The VüMe Live Super App is designed to revolutionize how people learn and collaborate globally. With HillmanTok University joining our platform, we not only grow our audience, we are providing a space where educators can thrive without limitations, and students can access affordable, high-quality learning experiences from anywhere in the world," said Thomas.

HillmanTok co-founder Kierra Owens echoed these sentiments, stating, "The move to VüMe Live is a game-changer for the university's future. VüMe Live provides us with the technology and tools to expand our impact, ensuring that our students and educators can connect, learn, and grow in a more dynamic and secure environment."

About TPT Global Tech, Inc.

TPT Global Tech, Inc. is a technology holding company based in San Diego, California. It was formed as the successor of two U.S. corporations, Ally Pharma US and TPT Global, Inc. The Company operates in various sectors including media, telecommunications, Smart City Real Estate Development, and the launch of the first super App, VüMe Live technology platform.

As a media content delivery hub, TPT Global Tech utilizes its own proprietary global digital media TV and telecommunications infrastructure platform. They offer software as a service (SaaS), technology platform as a service (PAAS), and cloud-based unified communication as a service (UCaaS) solutions to businesses worldwide. Their UCaaS services enable businesses of all sizes to access the latest voice, data, media, and collaboration features.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of various provisions of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, commonly identified by such terms as "believes," "looking ahead," "anticipates," "estimates" and other terms with similar meaning. Specifically, statements about the Company's plans for accelerated growth, improved profitability, future business partners, M&A activity, new service offerings, and pursuit of new markets are forward-looking statements. Although the company believes that the assumptions upon which its forward-looking statements are based are reasonable, it can give no assurance that these assumptions will prove to be correct. Such forward-looking statements should not be construed as fact. The information contained in such statements is beyond the ability of the Company to control, and in many cases, the Company cannot predict what factors would cause results to differ materially from those indicated in such statements. All forward-looking statements in the press release are expressly qualified by these cautionary statements and by reference to the underlying assumptions.

For more information about TPT Global Tech and its subsidiaries, please visit www.tptgloabltech.com.

For media or Investment inquiries, please contact: Rick@tptglobaltech.com

Contact Information

Rick Eberhardt

COO

rick@tptglobaltech.com

702-556-7096

SOURCE: TPT Global Tech, Inc.

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